Exhibit 23.4

CONSENT OF INDEPENDENT VALUATION EXPERT

We hereby consent to: (1) the reference to our name (including under the heading “Experts”) and description of our role in the valuation process of certain commercial real estate assets, related liabilities and notes receivable secured by real estate of Cole Real Estate Income Strategy (Daily NAV), Inc. (the “Company”) in the Company’s Registration Statement (the “Registration Statement”) on Form S-11 to be filed on the date hereof, and the prospectus included therein (the “Prospectus”), and (2) the inclusion in footnote 4 on page 99 of the Prospectus of disclosure that the amounts presented in the “Operating Real Estate Properties” line items in the chart of $31,780,000 and $31,650,000 represent the sum of the estimated values of each of the Company’s operating real estate properties contained in the individual property appraisal reports provided by us to the Company’s fund accountant as of September 30, 2012 and June 30, 2012, respectively.

/s/ CBRE, Inc.
CBRE, Inc.

February 13, 2013